SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                  JUNE 24, 2003

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission               IRS Employer
jurisdiction                      File Number              Identification
of incorporation                                           Number

Delaware                            1-3492                 No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600

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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On  June  24,  2003,   registrant   issued  a  press  release  entitled
"Halliburton Prices Convertible Senior Notes."

         The text of the press release is as follows:

                   HALLIBURTON PRICES CONVERTIBLE SENIOR NOTES

HOUSTON, Texas - Halliburton (NYSE:HAL) announced today the pricing of $1.0 billion principal amount of convertible senior unsecured notes due July 15, 2023 which were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The company has granted the initial purchasers the option to purchase up to additional $200 million of convertible notes.

Each $1,000 principal amount will be convertible,  at the holder's option,  into
26.5583 shares of common stock of Halliburton which represents a 65% conversion premium based on the closing price of $22.82 on June 24, 2003. The notes will pay a cash interest rate of 3.125% per annum. Also, beginning July 15, 2008, the company may redeem any of the convertible notes at 100 percent of the principal amount redeemed plus accrued and unpaid interest. In addition, noteholders may require the company to redeem the notes on July 15 of 2008, 2013 and 2018 or in the event of certain fundamental changes at 100 percent of the principal amount redeemed plus accrued and unpaid interest.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offer of these securities will be made only by means of a private offering circular. The offering is being made within the United States only to qualified institutional buyers. The convertible senior notes being offered and the shares of common stock of Halliburton issuable upon conversion of the notes have not been registered under the United States federal or state securities laws and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services Group and Engineering and Construction Group business segments. The company's World Wide Web site can be accessed at www.halliburton.com.

                                       ###

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the Company's control, which could cause actual results of operations to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: legal risks, including the risks of judgments against the Company's subsidiaries and predecessors in asbestos litigation pending and currently on appeal, the inability of insurers for asbestos exposures to pay claims; future asbestos claims defense and settlement costs, other litigation and proceedings, including shareholder lawsuits, securities laws inquiries, contract disputes, patent infringements and environmental matters, changes in government regulations and adverse reaction to scrutiny involving the Company; political risks, including the risks of unsettled political conditions, war and the effects of terrorism, foreign operations and foreign exchange rates and controls; liquidity risks, including the risks of potential reductions in debt ratings, access to credit, availability and costs of financing and ability to raise capital; weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the Company operates, risks of fixed-fee projects and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and merger/reorganization/disposition risks, including the risks of increased competition for employees, successful integration of acquired businesses, effective restructuring efforts and successful completion of planned dispositions. Please see Halliburton's Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended March 31, 2003 for a more complete discussion of such risk factors.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     June 25, 2003                By: /s/ Margaret E. Carriere
                                          ----------------------------------
                                               Margaret E. Carriere
                                               Vice President and Secretary